                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES


  The following table sets forth certain information concerning the principal subsidiaries of the Company.

                                                              STATE OR OTHER
     NAME                                            JURISDICTION OF INCORPORATION
     ----                                            -----------------------------
      Matthews Redwood And Nursery Supply Co.                   California
      Grant Laboratories, Inc                                   California
      Wellmark International                                    California
      Four Paws Products, Ltd.                                  New Jersey
      Ezell Nursery Supply, Inc.                                California


  The names of certain subsidiaries have been omitted because such unnamed subsidiaries, considered in the aggregate, would not constitute a significant subsidiary as that term is defined in Regulation S-X.